UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2014

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective today, Christopher Fry has accepted an advisory role with Twitter, Inc. (“Twitter”) and stepped down from his position as the Senior Vice President of Engineering of Twitter. Alexander Roetter, Twitter’s current Vice President, Engineering, was appointed to replace Mr. Fry. Mr. Roetter has served as Twitter’s Vice President, Engineering since March 2013, currently running the Advertiser, Publisher and Exchange (APEX) engineering team, and previously served in various other engineering roles at Twitter since joining in October 2010. From 2009 through 2010, Mr. Roetter was the Director of Engineering at Laufer Wind Group, a company developing radar technology for renewable energy applications. From 2002 to 2008, Mr. Roetter was a software engineer at Google Inc., where he worked on the founding team for AdSense and later on a variety of systems and ads quality projects. Mr. Roetter holds a B.S. and M.S. in Computer Science from Stanford University. Mr. Roetter’s base salary was increased to $250,000 per annum, but his compensation did not otherwise change as a result of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date: May 29, 2014